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                                                                   Exhibit 10.46


                           SECOND AMENDMENT TO LEASE
                            AND EXTENSION AGREEMENT

       This Second Amendment to Lease and Extension Agreement (the "Second Amendment") is made as of this 17th day of September, 1999 by and between TIAA Realty, Inc., (the "Landlord") a Delaware corporation and Implant Sciences Corporation (the "Tenant").

       WHEREAS, Landlord (as successor Landlord to Teachers Insurance and Annuity Association of America) and Tenant, respectively, are the Landlord and Tenant under a certain Lease Agreement dated as of September 29, 1995, which Lease Agreement has been amended by that certain First Amendment to Lease and Expansion Agreement ("First Amendment") dated July 29, 1998 (said Lease Agreement as amended by the First Amendment is hereafter the "Lease") pursuant to which the Tenant has leased from Landlord 21,992 rentable square feet of space (the "Premises") in the building known as Building 1 located at 107 Audubon Road, Wakefield, MA (the "Building");

       WHEREAS, the Initial Term of the Lease is scheduled to expire on May 31, 2000;

       WHEREAS, subject to entering into this Second Amendment, Landlord and Tenant have agreed to (a) extend the Initial Term by an additional period of 22 months (the "22 Month Extension") beginning on June 1, 2000 and expiring on March 31, 2002, all as hereinafter set forth;

       WHEREAS, Landlord and Tenant have agreed to enter into this Second Amendment to reflect the foregoing and to otherwise modify and amend the Lease reflecting the 22 Month Extension of the Initial Term and to otherwise modify and amend the Lease, as hereinafter set forth;

       NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and the Tenant hereby agree as follows:

       1. EXTENSION OF INITIAL TERM. Effective as of the date of this Second Amendment, the Initial Term (as extended pursuant to the First Amendment) is hereby extended to include the period beginning on June 1, 2000 through and including March 31, 2002 (the "22 Month Extension"), such extension to be upon the same terms and conditions as are set forth in the Lease except as modified by this Second Amendment.

       Basic Rent payable with respect to the entire "Premises" during the 22 Month Extension shall be in the annual amount of One Hundred Ninety Seven Thousand Nine Hundred Twenty Eight and No/100ths ($197,928.00) Dollars payable in equal monthly installments of $16,494.00. Tenant shall continue to pay Basic Rent allocable to the Original Premises and the 1st Amendment Space (as those terms are defined in the First Amendment) in the amounts and during the times specified in Section 1.2 of the Lease as modified by Paragraph 1 of the



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       First Amendment and in paragraph 2(a) of the First Amendment through May.
       31, 2O00;

        2. AS IS CONDITION; ALLOWANCE. Tenant hereby acknowledges that it is presently in occupancy of the Premises and has inspected the Premises and the common areas of the Building and, except for the Landlord's obligation to advance the Allowance (as hereafter defined), has agreed to lease the Premises in its current "as is, where is" condition and in its condition on June 1, 2000 with all faults and without representation or warranty by Landlord of any kind. Landlord has agreed to provide Tenant with an allowance (the "Allowance") in the amount of $21,992.00 which may be applied by Tenant toward (a) the cost of alterations or improvements to the Premises (provided that Tenant shall comply with the requirements of Article V of the Lease in making such alterations or improvements) or (b) leasing commissions payable by Tenant in connection with this Second Amendment. Landlord shall pay the Allowance to Tenant upon presentation of paid invoices by Tenant evidencing that the request for payment from the Allowance is for the purposes set forth in (a) or (b) above. Landlord shall pay Tenant the amount evidenced by the said invoices up to the amount of the Allowance. Landlord shall be permitted to retain any portion of the allowance not expended by Tenant on or before September 30, 2000.

       3. BROKERAGE. Tenant hereby warrants and represents to Landlord that Tenant has dealt with no broker in connection with the consummation of this Second Amendment other than Leggat McCall Properties LLC ("Broker") and CRESA Partners ("CRESA") and in the event of any brokerage claims against Landlord predicated upon prior dealings with the Tenant, Tenant agrees to defend same and to indemnify Landlord against any such claims except for any claims by Leggat McCall Properties LLC. which shall be paid by Landlord. Tenant shall be responsible for any and all commissions due and owing to CRESA.

       Landlord hereby warrants and represents that Landlord has dealt with no broker in connection with the consummation of the matters set forth in this Second Amendment other than Broker and CRESA. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims for brokerage commissions predicted upon prior dealings with Landlord, except that Tenant shall be responsible for any commissions due and owing to CRESA.

       4. OPTION TO EXTEND. Effective as of the date of this Second Amendment,
Section 14.28 of the Lease (as amended by paragraph 5 of the First Amendment) shall be deleted from the Lease in its entirety and the following new Section
14.28 shall be inserted in its place and stead, it being agreed and understood that Tenant shall not have the right to exercise the option contained in Section
14.28 of the Lease (as amended by paragraph 5 of the First Amendment) but Tenant shall (subject to the terms and limitations hereafter set forth) have one two
(2) year option to extend the Term of this Lease beginning on April 1, 2002 upon and subject to the following terms and conditions:

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"14.28. OPTION TO EXTEND. Tenant shall have the right and option (the "Option"), which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Term of this Lease for one (1) additional consecutive period of two (2) years beginning on April 1, 2002 and expiring on March 31, 2004 (hereinafter referred to as the "Extension Period"), provided that (a) Tenant shall give Landlord notice of Tenant's intention to exercise such option ("Notice of Intention") not sooner than February 1, 2001 and not later than March 31, 2001 (b) no Default of Tenant shall exist at the time of giving the Notice of Intention or on the Revocation Date (as hereafter defined) or on the date of commencement of the Extension Period, (c) the Original Tenant named herein is itself occupying the entire Premises at least 30 days prior to the time of commencement of the Extension Period and (d) Tenant shall fail to give Landlord a Revocation Notice (as hereafter defined) on or before June 30, 2001 (the "Revocation Date"), time being of the essence of all of the foregoing provisions. Except for the amount of Basic Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the term shall be extended as aforesaid, except that there shall be no further options to extend the Term of the Lease nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give Landlord a Notice of Intention in the manner and within the time period provided aforesaid and shall thereafter fail to give Landlord a Revocation Notice in the time and manner set forth herein, the Term of the Lease shall be extended to include the Extension Period without the requirement of any further attention on the part of either Landlord or Tenant. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b), (c) or (d) above.

If Tenant shall fail to give Landlord a timely Notice of Intention, Tenant shall have no right to extend the Term of the Lease, time being of the essence of the foregoing provisions. Any termination of this Lease shall terminate the rights hereby granted Tenant.

The Basic Rent per annum payable during the Extension Period shall be the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the Basic Rent per annum plus Escalation Charges payable for and with respect to the 12 calendar month period immediately preceding the Extension Period. "Fair Market Rental Value" shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for the Premises as determined by Landlord in its discretion.

Landlord shall initially designate ("Landlord's Designation") the Fair Market Rental Value for and with respect to the Extension Period by written notice to Tenant within Thirty (30) days after Landlord's receipt of Tenant's Notice of Intention. If Tenant does not wish to accept Landlord's Designation of the Fair

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Market Rental Value, Tenant's sole and 'exclusive remedy shall be the right, by written notice ("Revocation Notice") given to Landlord on or before the date which is the first to occur tiff (i) that date which is thirty (30) days after Tenant has been notified of Landlord's Designation or (ii) the Revocation Date, to cancel and Intention as to the Extension Period and the exercise of the Option with respect to the Extension Period and thereupon the Term of this Lease shall expire and come to an end without extension as of March 31, 2002 and Tenant shall have no further options to Extend the term.

If Tenant shall fail to give Landlord a Revocation Notice within the time and manner herein provided, time being of the essence, Tenant shall be deemed to have accepted the Base Rent as set forth in Landlord's Designation and such Basic Rent shall be deemed to be the Basic Rent per annum payable under this Lease during the Extension Period and this Lease shall be deemed to be extended to include the Extension Period at the Basic Rent per annum set forth in Landlord's Designation. It is agreed and understood that time is of the essence in connection with each and every provision of this Section 14.28."

       5. ADDITIONAL AMENDMENTS TO LEASE. Effective as of the date of this Second Amendment, the Lease shall be deemed amended in the following respects:

       (a) Insurance. Section 1.3 of the Lease shall be deemed amended by deleting the definition of the term "Initial Public Liability Insurance" therefrom and inserting the following new definition in its place and stead:

            "Initial Public Liability Insurance. $1,000,000 (per occurrence) primary liability and $4,000,000 (per occurrence) excess liability coverage for property damage, bodily injury or death, all such insurance to be written with companies having a Best's Insurance Guide Rating of A- or better with a financial rating of X."

       (b) Section 6.1 of the Lease is hereby amended by adding the following new Section (d) at the end thereof:

            "(d) In connection with any request by Tenant for consent to assignment or subletting, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within thirty (30) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's

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            notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

            If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Article VI of the Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. In any case involving an assignment of this Lease or a subletting, Landlord shall be entitled to receive 45% of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent and Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith).

            Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of Article VI. No assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Article VI. In no event shall the Tenant hereunder be released from its liability under this Lease.

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            Landlord shall not be deemed unreasonable in refusing to approve a sublease wherein the rent is, in the reasonable judgment of Landlord, at rates which are below market for the Premises or Building or where such proposed subtenant is a tenant of the Building and Landlord has substantially similar space available for leasing in the Building."

       (c) The last grammatical sentence of Section 14.19 which begins with the words "The Landlord may, but shall not be required..." and ends with the words "... set forth in this Section 14.19." is hereby deleted from the Lease in its entirety.

       (d) Section 14.22 of the Lease entitled "Substitute Space" is hereby deleted from the Lease in its entirety.

       6. GENERALLY. Except as modified herein, all of the terms, covenants, provisions and conditions contained in the Lease remain in full force and effect and are hereby ratified and affirmed.

       WITNESS our hands and seals on the day and year first above written.

LANDLORD:                               TENANT:

TIAA Realty, Inc., a Delaware           Implant Sciences Corporation
corporation, as Landlord

By:   Teachers Insurance and            By:  /s/ A.J. Armini
      Annuity Association of America,        ------------------------------
      a New York corporation

Its:  Authorized Representative         Its: President
                                             9/17/99
By:   /s/ Alan E. Lang
      ------------------------------
      Alan E. Lang
Its:  Director

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